UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 20, 2003

                                 THE 3DO COMPANY
             (Exact name of Registrant as specified in its charter)

         Delaware                        000-21336               94-3177293
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
Incorporation or organization)                            Identification Number)

                                200 Cardinal Way
                             Redwood City, CA 94063
           (Address of principal executive offices including Zip Code)

                                 (650) 385-3000
              (Registrant's telephone number, including area code)



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Item 5.  Other Events

         On May 20, 2003, after obtaining stockholder approval, we issued to our Chairman and Chief Executive Officer, William M. (Trip) Hawkins, III, 1,764,705 shares of common stock and a warrant to purchase 441,176 shares of common stock in connection with the cancellation of $3.0 million of debt of the company held by Mr. Hawkins. The common stock was issued pursuant to the terms and conditions of a Securities Purchase Agreement attached as Exhibit 10.1. The warrant, in the form attached as Exhibit 10.2, has an exercise price of $2.525 per share and is exercisable for four years, but may not be exercised for a period of 180 days after the issue date. Pursuant to a Registration Rights Agreement attached as
Exhibit 10.3, we have agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of common stock and the common stock issuable upon exercise of the warrant.

         On April 16, 2003, we amended a Secured Subsequent Note dated January 30, 2003 evidencing $4,000,000 of indebtedness to our CEO, William M. Hawkins, III due to a change in the source of funds used by Mr. Hawkins to make the loan to us. A copy of the First Amendment to Secured Subsequent Note is attached hereto as Exhibit 10.4.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statement

          Not applicable.

     (b)  Pro Forma Financial Information

          Not applicable.

     (c)  Exhibits.



     Number     Exhibit
     ------     --------
     10.1       Securities Purchase Agreement dated May 20, 2003

     10.2       Warrant issued on May 20, 2003

     10.3       Registration Rights Agreement dated May 20, 2003

     10.4       First Amendment to Secured Subsequent Note dated April 16, 2003

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 20, 2003                    THE 3DO COMPANY


                                       By:   /s/ David Wittenkamp
                                           ----------------------
                                            David Wittenkamp
                                            Chief Finance Officer

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                                  EXHIBIT INDEX

     Number     Exhibit
     ------     --------
     10.1       Securities Purchase Agreement dated May 20, 2003

     10.2       Warrant issued on May 20, 2003

     10.3       Registration Rights Agreement dated May 20, 2003

     10.4       First Amendment to Secured Subsequent Note dated April 16, 2003

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